                                                                   EXHIBIT 10.32

                                                                  EXECUTION COPY



                              (pound)153,683,466

                             AMENDED AND RESTATED
                            REIMBURSEMENT AGREEMENT

                                  dated as of

                               December 11, 1997

                                     among

                        A.C.E. Insurance Company, Ltd.,

                            The Banks Listed Herein

                                      and

                  Morgan Guaranty Trust Company of New York,
                   as Issuing Bank and Administrative Agent

                          ___________________________

                          J.P. Morgan Securities Inc.
                                      and
                               Mellon Bank N.A.,
                             Co-Syndication Agents

                  Morgan Guaranty Trust Company of New York,
                              Documentation Agent

                              TABLE OF CONTENTS*

                                ______________
                                                                           PAGE
                                                                           ----
                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  Definitions................................................   1
SECTION 1.02.  Accounting Terms and Determinations........................   8
SECTION 1.03.  United States Dollars and English Pounds...................   9

                                   ARTICLE 2
                             THE LETTERS OF CREDIT

SECTION 2.01.  Letters of Credit..........................................   9
SECTION 2.02.  Notice of Extension........................................   9
SECTION 2.03.  Drawings under Letters of Credit; Reimbursement............  10
SECTION 2.04.  Obligations Absolute.......................................  13
SECTION 2.05.  Indemnification............................................  14
SECTION 2.06.  Fees.......................................................  15
SECTION 2.07.  Increased Costs; Reduced Return............................  16
SECTION 2.08.  Payments and Computations..................................  17

                                   ARTICLE 3
                                  CONDITIONS

SECTION 3.01.  Conditions Precedent to Closing............................  18
SECTION 3.02.  Conditions Precedent to Extension of the Letters of Credit.  19

                                   ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power..............................  20
SECTION 4.02.  Corporate and Governmental Authorization; No
                Contravention.............................................  20
SECTION 4.03.  Binding Effect.............................................  20
SECTION 4.04.  Financial Information......................................  20
SECTION 4.05.  Litigation.................................................  21
SECTION 4.06.  ERISA......................................................  21
SECTION 4.07.  Taxes......................................................  21
SECTION 4.08.  Not an Investment Company..................................  22
SECTION 4.09.  Full Disclosure............................................  22

                                                                           PAGE
                                                                           ----
SECTION 4.10.  Compliance with Laws.......................................  22
SECTION 4.11.  Lien.......................................................  22

                                   ARTICLE 5
                                   COVENANTS

SECTION 5.01.  Information................................................  23
SECTION 5.02.  Payment of Obligations.....................................  25
SECTION 5.03.  Maintenance of Property; Insurance.........................  25
SECTION 5.04.  Conduct of Business and Maintenance of Existence...........  25
SECTION 5.05.  Compliance with Laws.......................................  25
SECTION 5.06.  Inspection of Property, Books and Records..................  26
SECTION 5.07.  Leverage...................................................  26
SECTION 5.08.  Subsidiary Debt............................................  26
SECTION 5.09.  Minimum Tangible Net Worth.................................  26
SECTION 5.10.  Negative Pledge............................................  27
SECTION 5.11.  Consolidations, Mergers and Sales of Assets................  28
SECTION 5.12.  No Amendments..............................................  28
SECTION 5.13.  ERISA......................................................  28

                                   ARTICLE 6
                                   DEFAULTS

SECTION 6.01.  Events of Default..........................................  28
SECTION 6.02.  Notice of Default..........................................  31

                                   ARTICLE 7
                                  THE AGENTS

SECTION 7.01.  Appointment and Authorization..............................  32
SECTION 7.02.  Administrative Agent and Affiliates........................  32
SECTION 7.03.  Action by Administrative Agent.............................  32
SECTION 7.04.  Consultation with Experts..................................  32
SECTION 7.05.  Liability of Administrative Agent..........................  32
SECTION 7.06.  Indemnification............................................  33
SECTION 7.07.  Credit Decision............................................  33
SECTION 7.08.  Successor Administrative Agent.............................  34
SECTION 7.09.  Administrative Agent's Fee.................................  34
SECTION 7.10.  Other Agents...............................................  34

                                                                          PAGE
                                                                          ----
                                   ARTICLE 8
                                 MISCELLANEOUS

SECTION 8.01.  Notices....................................................  34
SECTION 8.02.  No Waivers.................................................  35
SECTION 8.03.  Expenses; Indemnification..................................  35
SECTION 8.04.  Sharing; Set-offs..........................................  36
SECTION 8.05.  Amendments and Waivers.....................................  37
SECTION 8.06.  Successors and Assigns.....................................  37
SECTION 8.07.  Collateral.................................................  39
SECTION 8.08.  Governing Law..............................................  39
SECTION 8.09.  Counterparts; Integration..................................  39
SECTION 8.10.  Judicial Proceedings.......................................  39
SECTION 8.11.  Judgment Currency..........................................  40
SECTION 8.12.  WAIVER OF JURY TRIAL.......................................  41
SECTION 8.13.  Taxes......................................................  41
SECTION 8.14.  Confidential Information...................................  42
SECTION 8.15.  References in Other Financing Documents....................  43
SECTION 8.16.  Amendment to Pledge Agreement..............................  43
SECTION 8.17.  Substitution of Bank.......................................  43

Schedule I     -    Participation of Banks
Exhibit A      -    Letters of Credit
Exhibit B      -    Opinion of Conyers, Dill & Pearman, special Bermuda
                    counsel for the Custodian
Exhibit C      -    Opinion of Conyers, Dill & Pearman, special Bermuda
                    counsel for the Company
Exhibit D      -    Opinion of Mayer, Brown & Platt, New York counsel for
                    the Company
Exhibit E      -    Opinion of Davis Polk & Wardwell, special United States
                    counsel for the Issuing Bank and the Agents
Exhibit F      -    Letter from CT Corporation System
Exhibit G      -    Form of Letter of Credit Request
Exhibit H      -    Form of Pledge Agreement
Exhibit I      -    Form of Custodian Agreement

______________________

         *The Table of Contents is not part of this Agreement.

                                                                            PAGE
                                                                            ----

                 AMENDED AND RESTATED REIMBURSEMENT AGREEMENT



         AMENDED AND RESTATED REIMBURSEMENT AGREEMENT dated as of December 11, 1997 among A.C.E. INSURANCE COMPANY, LTD., the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Issuing Bank and Administrative Agent.

                             W I T N E S S E T H :
                             - - - - - - - - - -

         WHEREAS,   the  parties   hereto  have   heretofore   entered   into  a
Reimbursement Agreement dated as of November 22, 1996 (as amended prior to the Restatement Date, the "Original Agreement"); and

         WHEREAS, the parties hereto wish to amend the Original Agreement to increase the Letter of Credit Commitment thereunder to (pound)153,683,466 and make certain other changes thereto, and to restate the Original Agreement as so amended;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "ACE LIMITED" means ACE Limited, a Cayman Islands company limited by shares, and its successors.

         "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York in its capacity as administrative agent for the Banks under the Financing Documents, and its successors in such capacity.

         "AGENT" means each of the Administrative Agent, the Documentation Agent, the Syndication Agents, the Managing Agent or the Co-Agents, and "Agents" means any combination of them, as the context may require.

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

         "AGREEMENT" means the Original Agreement, as amended and restated by this Amended Agreement and as the same may be further amended from time to time in accordance with the terms hereof.

         "AMENDED  AGREEMENT"  means this  Amended  and  Restated  Reimbursement
Agreement dated as of December 11, 1997 among the parties listed on the signature pages hereof.

         "APPLICANT" means each of (i) ACE Capital Limited, a corporation incorporated under the laws of England and Wales, and its successors, (ii) ACE Staff Corporate Member Limited, a corporation incorporated under the laws of England and Wales, and its successors, (iii) ACE Capital II Limited, a corporation incorporated under the laws of England and Wales, and its successors, and (iv) ZIC Lloyd's Underwriting Limited, a corporation incorporated under the laws of England and Wales, and its successors.

         "ASSIGNEE" has the meaning set forth in Section 8.06(c).

         "BANK" means each bank listed on the signature pages hereof, each bank or other financial institution which becomes a Bank pursuant to Section 2.01(b)(iii) and each Assignee which becomes a Bank pursuant to Section 8.06(c), and their respective successors.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "BERMUDA COMPANIES LAW" means The Companies Act 1981 of Bermuda, as amended, and the regulations promulgated thereunder.

         "BERMUDA INSURANCE LAW" means The Insurance Act 1978 of Bermuda, as amended, and the regulations promulgated thereunder.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized or required by law to close.

         "CO-AGENT" means each Bank designated as a Co-Agent on the signature pages hereof, in its capacity as co-agent in respect of this Amended Agreement.

         "CODA" means Corporate Officers & Directors Assurance Ltd., a Bermuda limited liability company, and its successors.

         "COLLATERAL" has the meaning set forth in the Pledge Agreement.

         "COMPANY" means A.C.E. Insurance Company, Ltd., a Bermuda limited liability company, and its successors.

         "CONFIRMATION AGREEMENT" means the Confirmation and Agreement of The Bank of Bermuda Limited dated November 22, 1996, as amended, between the Custodian and the Administrative Agent, substantially in the form of Exhibit B to the Pledge Agreement.

         "CONSOLIDATED DEBT" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "CONSOLIDATED NET INCOME" means, for any period, the net income of the Company and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

         "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

         "CONSOLIDATED TANGIBLE NET WORTH" means at any date the consolidated stockholder's equity of the Company and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date; provided that such determination for purposes of Sections 5.07, 5.09 and 5.10 shall be made without giving effect to adjustments pursuant to Statement No. 115 of the Financial Accounting Standards Board. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholder's equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to June 30, 1997 in the book value of any asset owned by the Company or a Consolidated Subsidiary and (ii) all unamortized debt discount and expense, unamortized deferred charges, deferred acquisition costs, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

         "CUSTODIAN" means The Bank of Bermuda Limited in its capacity as Custodian under the Custodian Agreement.

         "CUSTODIAN AGREEMENT" means the Custodian Agreement dated November 19, 1996, as amended, between the Custodian and the Company.

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, solely for purposes of Section 5.10 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person, provided that the term "Debt" shall not include obligations of an insurance company under insurance policies or surety bonds issued by it.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "DOCUMENTATION AGENT" means Morgan Guaranty Trust Company of New York in its capacity as documentation agent in respect of this Amended Agreement.

         "EFFECTIVE DATE" means the date the Original Agreement became effective in accordance with Section 8.09 thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means, with respect to any Person, such Person, any Subsidiary of such Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Person or any such Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

         "FINANCING DOCUMENTS" means this Agreement, the Letters of Credit, the Pledge Agreement, the Notice of Pledge, the Confirmation Agreement and the Custodian Agreement, and any agreement, instrument or document executed and delivered in connection with or relating to any Letter of Credit, in each case as the same may be amended and in effect from time to time.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "INDEMNITEE" has the meaning set forth in Section 8.03(b).

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "ISSUING BANK" means Morgan Guaranty Trust Company of New York as issuer of the Letters of Credit hereunder.

         "LETTERS OF CREDIT" means the standby letters of credit set forth in Exhibit A.

         "LETTER OF CREDIT COMMITMENT" means (pound)153,683,466.

         "LETTER OF CREDIT LIABILITIES" means, for any Bank and at any time, the sum of (x) the amounts then owing to such Bank (including in its capacity as the Issuing Bank) by the Company to reimburse it in respect of amounts drawn under the Letters of Credit, including in respect of participations purchased by such Bank pursuant to Section 2.02(a) and (y) such Bank's ratable participation in the aggregate amount then available for drawing under the Letters of Credit.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "MANAGING AGENT" means Citibank, N.A. in its capacity as managing agent in respect of this Amended Agreement.

         "MATERIAL DEBT" means Debt of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $25,000,000.

         "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt and/or current payment obligations in respect of Derivatives Obligations of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

         "MLA COST" has the meaning set forth in Section 2.03.

         "NOTICE OF EXTENSION" has the meaning set forth in Section 2.02.

         "NOTICE OF PLEDGE" means the Notice of Pledge dated November 22, 1996, as amended, between the Company and the Custodian, substantially in the form of Exhibit A to the Pledge Agreement.

         "ORIGINAL AGREEMENT" has the meaning set forth in the recitals hereto.

         "OVERDUE RATE" has the meaning set forth in Section 2.03.

         "OVERNIGHT STERLING RATE" has the meaning set forth in Section 2.03.

         "PARENT" has the meaning set forth in Section 2.07(b).

         "PARTICIPATION PERCENTAGE" means, with respect to each Bank, the percentage of participation by such Bank in the Letters of Credit issued hereunder as set forth in Schedule I, as modified as a result of an assignment pursuant to Section 8.06.

         "PLEDGE AGREEMENT" means the Pledge Agreement dated as of November 22, 1996 between the Company and the Administrative Agent, substantially in the form of Exhibit H hereto, as executed and delivered and as the same may be amended and in effect from time to time.

         "PRIME  RATE" means the rate of interest  publicly  announced by Morgan
Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIMBURSEMENT OBLIGATION" has the meaning set forth in Section
2.03(a).

         "RELATED DOCUMENTS" means (i) the Financing Documents, (ii) the "Financing Documents" as defined in each of the Five-Year Credit Agreement and the 364-Day Credit Agreement, each dated as of December 11, 1997, among ACE Limited, as borrower, the guarantors including the Company party thereto, the Banks party thereto and Morgan Guaranty Trust Company of New York, as administrative agent for such Banks and (iii) the "Financing Documents" as defined in the Term Loan Agreement dated as of December 11, 1997 among ACE US Holdings, Inc., as borrower, ACE Limited, as guarantor, the Banks parties thereto and Morgan Guaranty Trust Company of New York, as administrative agent for such Banks, in each case as the same may be amended and in effect from time to time.

         "REQUIRED BANKS" means at any time Banks having at least 66 2/3% of the aggregate Letter of Credit Liabilities.

         "RESTATEMENT DATE" means the date this Amended Agreement becomes effective in accordance with Section 3.01 hereof.

         "SUBPARTICIPANT" has the meaning set forth in Section 8.06(b).

         "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

         "SYNDICATION AGENT" means either J.P. Morgan Securities Inc. or Mellon Bank N.A. in its capacity as a syndication agent in respect of this Agreement, and "Syndication Agents" means both of them.

         "TERMINATION DATE" means, with respect to each Letter of Credit, the initial expiry date of such Letter of Credit or, if it is extended, the date to which such Letter of Credit is so extended.

         "UCP" means the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, 1993 Revision (Publication No. 500).

         "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means, as to any Person, any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person; unless otherwise specified, "Wholly-Owned Consolidated Subsidiary" means a Wholly-Owned Consolidated Subsidiary of the Company.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

         SECTION 1.03. United States Dollars and English Pounds. Each reference herein to (i) "DOLLARS" or "$" or (ii) "STERLING" OR "(POUND)" shall refer to the respective lawful currencies of the United States of America and the United Kingdom.

                                   ARTICLE 2
                             THE LETTERS OF CREDIT

         SECTION 2.01. Letters of Credit. The Letters of Credit have heretofore been issued and will remain outstanding on the Restatement Date. On the Restatement Date, subject to satisfaction of the applicable conditions specified in Section 3.01, (i) the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in each Letter of Credit and the related Letter of Credit Liabilities ratably in accordance with its Participation Percentage and (ii) the participations heretofore granted by the Issuing Bank in certain of the Letters of Credit to certain of the parties hereto shall terminate.

         SECTION 2.02. Notice of Extension. (a) If it wishes to request extension of a Letter of Credit, the Applicant therefor and the Company shall give the Issuing Bank notice, by a Letter of Credit Extension Request in the form of Exhibit G hereto, by September 15 of each year, specifying the date to which the Termination Date of the applicable Letter of Credit is to be extended and the requested effective date of such extension (such notice, a "Notice of Extension").

          (b) Upon receipt of a Notice of Extension, the Issuing Bank shall promptly notify each Bank of the contents thereof and of the amount of such Bank's participation in the applicable Letter of Credit. Each Bank party to this Agreement agrees that it will give notice to the Issuing Bank and the Company on or before October 15 as to whether it agrees to the requested extension of the Letters of Credit, provided that the failure of any Bank to give such notice or any delay in giving the same shall be deemed to be a notice from such Bank by

October 15 that it does not agree to such extension, and no such Bank shall incur any obligation or liability as a result of any such failure or delay.

          (c) If any Bank party to this Agreement gives (or is deemed to have given) notice that it does not agree to a requested extension as contemplated by subsection (b), then the Company may designate by October 31 of such year a bank or other financial institution which is willing to assume all of the rights and obligations of such Bank under this Agreement and the other Related Documents, such bank or other financial institution to be subject to the written consent of the Issuing Bank (such consent not to be unreasonably withheld by the Issuing Bank in its good faith business judgment). In that case such Bank agrees to assign such rights and obligations to such designated bank or other financial institution and enter into an agreement therefor with such other bank or financial institution pursuant to which such bank or other financial institution agrees to pay to such Bank all amounts then due and owing (and all fees accrued to but excluding the date of such agreement) to such Bank hereunder and under each other Financing Document, in which case such Bank shall no longer be a party hereto (except as to Sections 2.05, 2.07 and 8.03 for the period prior to the date of such agreement) and such bank or other financial institution shall become a Bank party hereto.

          (d) On or after November 10 and on or before November 25 of each year, the Issuing Bank shall give notice of non-extension of each Letter of Credit, unless (x) it has theretofore timely received Notice of Extension in respect of such Letter of Credit, (y) all of the other conditions contained in Section 3.02 are then satisfied and (z) each Bank party to this Agreement has theretofore agreed in writing to a requested extension in respect of such Letter of Credit, confirming the Participation Percentage of such Bank in such Letter of Credit; provided that no failure by the Issuing Bank to give any such notice of termination and no delay in giving any such notice shall affect the obligations of (i) the Company to reimburse the Issuing Bank for any drawing under any Letter of Credit or (ii) any Bank to pay to the Issuing Bank an amount in respect of such Bank's ratable share of any such drawing.

          (e) The extension by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that the Company shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested.

         SECTION 2.03. Drawings under Letters of Credit; Reimbursement. (a) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall promptly notify the Company and each other Bank as to the amount to be paid as a result of such drawing and the payment date. The Company shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit (each, a "Reimbursement Obligation"), without presentment, demand, protest or other formalities of any kind. All such amounts paid by the Issuing Bank and remaining unpaid by the Company shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Overdue Rate.

         "OVERDUE RATE" means a rate per annum equal to (i) with respect to payments due in dollars, the sum of the Base Rate plus 2% and (ii)with respect to payments due in Sterling, the sum of 2% plus the Overnight Sterling Rate plus the MLA Cost. For this purpose:

         The "OVERNIGHT STERLING RATE" applicable to any unpaid amount for each day until paid means a rate per annum equal to the rate per annum at which one day (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in Sterling in an amount approximately equal to such unpaid amount and for the applicable period determined as provided above are offered to the Administrative Agent in the London interbank market at approximately 11:00 A.M. (London time) on the first day of such period.

         The "MLA COST" for each day means a rate per annum calculated in accordance with the following formula:

         BY+L(Y-X) + S(Y-Z) % per annum = MLA Cost

                   100 - (B+S)

         where on the day of application of the formula:

         B is the percentage of the Administrative Agent's eligible liabilities (as such term is defined by the Bank of England on the date of such application) which the Bank of England requires the Administrative Agent to hold on non-interest-bearing deposit in accordance with its cash ratio requirements;

         Y the rate per annum at which deposits in Sterling, in an amount equal to the amount by reference to which the applicable Overnight Sterling Rate was calculated, for a period equal to the period in question, are offered to the Administrative Agent in the London interbank market at or about 11:00 A.M. (London time) on the day on which the rate is to be determined;

         L is the percentage of eligible liabilities which the Bank of England requires the Administrative Agent to maintain as secured money with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers;

         X is the rate at which secured Sterling deposits may be placed by the Administrative Agent with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers at or about 11:00 A.M. (London time) on that day for the relevant period;

         S is the percentage of the Administrative Agent's eligible liabilities which the Bank of England requires the Administrative Agent to place as a special deposit (as such term is defined by the Bank of England on the date of such application); and

         Z is the interest rate per annum allowed by the Bank of England on special deposits.

         In the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B=0.5% and Y=15%, BY is calculated as 0.5 x 15 and each rate calculated in accordance with the formula is, if necessary rounded upward to four decimal places. If the Administrative Agent determines that a change in circumstance has rendered, or will render, the formula inappropriate, the Administrative Agent shall notify the Company of the manner in which the MLA Cost will subsequently be calculated. The manner of calculation so notified by the Administrative Agent shall, in the absence of manifest error, be binding on the Company.

         The Overdue Rate applicable to any Sterling payment shall be adjusted automatically on and as of the effective date of any change in the MLA Cost.

          (b) In addition, each Bank will pay to the Issuing Bank immediately upon the Issuing Bank's demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Company, an amount equal to such Bank's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Bank's demand for such payment (or, if such demand is made after 12:00 Noon (New York City time) on such date, from the next succeeding Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Overdue Rate. Each Bank shall also be liable for its pro rata share of any amounts paid by the Company that are subsequently rescinded or avoided, or are otherwise restored or returned. Such liability shall be unconditional and without regard to the occurrence of any Default or the compliance by the Company with any of its obligations under this Agreement or any other Financing Document. The Issuing Bank will pay to each Bank ratably all amounts received from the Company for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto.

         SECTION 2.04. Obligations Absolute. The obligations of the Company and each Bank under Section 2.03 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any other Financing Document;

               (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any other Financing Document;

               (iii) the use which may be made of any Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom such beneficiary may be acting);

               (iv) the existence of any claim, set-off, defense or other rights that the Company may have at any time against a beneficiary of a Letter of Credit (or any Person for whom such beneficiary may be acting), the Banks (including the Issuing Bank) or any other Person, whether in connection with this Agreement or any Letter of Credit or any other Financing Document or any unrelated transaction;

               (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (vi) payment under a Letter of Credit against presentation to the Issuing Bank of a draft or certificate that does not comply with the terms of such Letter of Credit, provided that the Issuing Bank's determination that documents presented under such Letter of Credit comply with the terms thereof shall not have constituted gross negligence or willful misconduct of the Issuing Bank; or

               (vii) any other act or omission to act or delay of any kind by any Bank (including, without limitation, the Issuing Bank), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of the Company's or the Bank's obligations hereunder.

         SECTION 2.05. Indemnification. (a) The Company hereby indemnifies and holds harmless each Bank (including the Issuing Bank) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Bank or the Administrative Agent may incur hereunder or under any other Financing Document or in connection with any transaction contemplated hereby or thereby (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Bank may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to the Issuing Bank hereunder (but nothing herein contained shall affect any rights the Company may have against such defaulting
Bank)), and none of the Banks (including the Issuing Bank) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in Section 2.04, as well as (i) any error, omission, interruption or delay in transmission or delivery of any message, by mail, cable, telegraph, telex or otherwise, (ii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit and (iii) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any government acts; provided that the Company shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and the Company shall have a claim against the Issuing Bank for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the failure of the Issuing Bank to meet the standards prescribed by the UCP in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit except as a direct result of court orders prohibiting such payment; and provided further that the Company shall not be required to indemnify any Bank (other than the Issuing Bank the indemnification of which under this Section
2.05 is governed by the preceding proviso) or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses suffered by it to the extent found by a court of competent jurisdiction to have been caused by its willful misconduct or gross negligence. Nothing in this Section 2.05 is intended to limit the obligations of the

Company under Section 2.03 of this Agreement. To the extent the Company is obligated to but does not indemnify the Issuing Bank as required by this subsection, the Banks agree to do so ratably in accordance with their Participation Percentage.

          (b) The parties hereto agree that in making any payment under any Letter of Credit by the Issuing Bank none of the following shall constitute or be deemed to constitute the willful misconduct or gross negligence of the Issuing Bank: (i) the Issuing Bank's exclusive reliance on any document (including without limitation any draft) presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented thereunder, whether or not the amount due to the beneficiary thereof equals the amount of such draft, and whether or not any document presented thereunder proves to be inaccurate or otherwise insufficient in any respect, if such document on its face appears to be in order and whether or not such document or any statement contained therein proves to be forged or invalid or inaccurate or untrue in any respect whatsoever and (ii) any non-material, non-compliance by the documents (including without limitation any draft) presented under any Letter of Credit with the terms thereof.

         SECTION 2.06. Fees. (a) Ticking Fee. On January 1, 1998, the Company shall pay to the Administrative Agent, for the account of each Bank (including the Issuing Bank), a ticking fee on the amount set forth below, at a rate per annum equal to .06 of 1%, calculated on a 360-day basis. Such ticking fee shall accrue for each day from and including the Restatement Date to but excluding January 1, 1998, on such Bank's Participation Percentage of the excess of (i) the Letter of Credit Commitment over (ii) the daily average aggregate amount available to be drawn under the Letters of Credit then outstanding.

          (b) Letter of Credit Fee. The Company agrees to pay to the Administrative Agent, for the account of each Bank (including the Issuing Bank), a letter of credit fee with respect to each Letter of Credit, at a rate per annum equal to .15 of 1%, calculated on a 360-day basis, for the period from and including the Restatement Date to but excluding the Termination Date of such Letter of Credit, on such Bank's Participation Percentage of the daily average amount available at any time to be drawn under such Letter of Credit. The letter of credit fees shall be payable quarterly, with respect to each Letter of Credit, in arrears on the last Business Day of each March, June, September and December and on its Termination Date.

          (c) Fronting Fee. The Company agrees to pay to the Issuing Bank for its own account, as compensation for its services hereunder, a fronting fee for each issuance of a Letter of Credit in the amounts and at the times agreed upon by the Company and the Issuing Bank.

          SECTION 2.07. Increased Costs; Reduced Return. (a) If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, (i) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against letters of credit issued by, or assets of, or deposits with or for the account of, or credit extended by, any Bank or (ii) shall impose on any Bank any other condition regarding this Agreement or any Letter of Credit and the result of any of the foregoing is to increase the cost to such Bank of issuing or maintaining such Letter of Credit (or its participation therein), or funding any drawings thereunder, or reduce the amount of any sum received or receivable by such Bank under this Agreement, by an amount deemed by such Bank to be material, then, within 45 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank all additional amounts which are necessary to compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or any Person controlling such Bank (a "PARENT")) as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 45 days after demand by such Bank, the Company agrees to pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          (c) Each Bank will promptly notify the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 2.07. A certificate of any Bank claiming compensation under this Section 2.07 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections 2.07(a) and 2.07(b) of this Section 2.07, the Company shall only be obligated to compensate any Bank for any amount arising or accruing during (i) any time or period commencing not more than 180 days prior to the date on which such Bank notifies the Administrative Agent and the Company that it proposes to demand such compensation and identifies to the Administrative Agent and the Company the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which because of the retroactive application of such statute, regulation or other such basis, such Bank did not know in good faith that such amount would arise or accrue.

          SECTION 2.08. Payments and Computations. (a) The Company shall make each payment of Reimbursement Obligations, fees, interest and other amounts payable hereunder to the Administrative Agent, as provided herein, not later than 2:00 P.M. (New York City time) on the day when due in English Pounds in the case of Reimbursement Obligations or in United States Dollars in the case of fees, interest or other amounts payable hereunder immediately available at an address of the Administrative Agent specified in writing to the Company by the Administrative Agent. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of such Bank. Each payment shall be made without any set-off, counterclaim or deduction.

          (b) Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in any computation of interest or fees.

          (c) In the event that any payment to the Administrative Agent hereunder is made after 2:00 P.M. (London or New York City time, as relevant) on a Business Day, such payment shall be deemed received on the immediately following Business Day, and such extension of time shall be included in any computation of interest or fees.

                                   ARTICLE 3
                                  CONDITIONS

          SECTION 3.01. Conditions Precedent to Closing. The Restatement Date hereunder shall occur upon satisfaction of the condition described in clause (h) below and receipt by the Administrative Agent of the following documents, each dated the Restatement Date unless otherwise indicated:

          (a) counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b)  an executed consent of the Custodian to this Amended Agreement;

          (c) an opinion of Conyers, Dill & Pearman, special Bermuda counsel for the Custodian, substantially in the form of Exhibit B hereto;

          (d) an opinion of Conyers, Dill & Pearman, special Bermuda counsel for the Company, substantially in the form of Exhibit C hereto;

          (e) an opinion of Mayer, Brown & Platt, New York counsel for the Company, substantially in the form of Exhibit D hereto;

          (f) an opinion of Davis Polk & Wardwell, special United States counsel for the Issuing Bank and the Agents, substantially in the form of Exhibit E hereto;

          (g) a letter from CT System in New York, New York, substantially in the form of Exhibit F hereto, evidencing CT System's agreement to act as agent for service of process for the Company pursuant to Section 8.10(b);

          (h) receipt by the Agents and the Banks of all fees accrued or otherwise due to them on or prior to the Restatement Date; and

          (i) all documents the Administrative Agent may reasonably request prior to the Restatement Date relating to the existence of the Company, the corporate authority for and the validity of this Agreement and each other Financing Document, the existence, validity, enforceability and first priority of a Lien in the Collateral (assuming that the Collateral is delivered at the time, in the amount and as otherwise provided in the Pledge Agreement) and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

          On the Restatement Date the Original Agreement will be automatically amended and restated in its entirety to read as set forth herein. On and after the Restatement Date the rights and obligations of the parties hereto shall be governed by this Amended Agreement; provided the rights and obligations of the parties hereto with respect to the period prior to the Restatement Date (including, without limitation, entitlement to fees accrued prior to the Restatement Date) shall continue to be governed by the provisions of the Original Agreement. The Administrative Agent shall promptly notify the Company and the Banks of the Restatement Date, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 3.02. Conditions Precedent to Extension of the Letters of Credit. The obligation of the Issuing Bank to extend any Letter of Credit is subject to the satisfaction of the following conditions

          (a) receipt by the Administrative Agent of a Notice of Extension as required by Section 2.02;

          (b) the fact that the aggregate amount of the Letter of Credit Liabilities immediately after such extension will not exceed the Letter of Credit Commitment;

          (c) the fact that, immediately before and after such extension, no Default shall have occurred and be continuing;

          (d) the fact that the representations and warranties of the Company contained in this Agreement and in each other Financing Document shall be true on and as of the date of such extension, except representations and warranties which expressly refer to an earlier date in which case the same shall be true on and as of such earlier date; and

          (e) the fact that such Letter of Credit is being extended solely as security to support the Applicant's underwriting business at the Society and Council of Lloyd's provided in accordance with the requirements of the Society and Council of Lloyd's.

          Such extension shall be deemed to be a representation and warranty by the Company on the date of such extension as to the facts specified in clauses
(b) through (e), inclusive, of this Section.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants on each day during the term of this Agreement that:

     SECTION 4.01. Corporate Existence and Power. The Company is a limited liability company, duly incorporated and validly existing under the laws of Bermuda. The Company has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company is a Wholly-Owned Consolidated Subsidiary of ACE Limited.

     SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the other Financing Documents to which it is a party are, and each Notice of Extension given by it hereunder will at the time it is given be, within its corporate powers, have been duly authorized by all necessary corporate action, require no action or consent by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Memorandum of Association, Articles of Association or Bye-Laws (or any comparable document) of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     SECTION 4.03. Binding Effect. Each of this Agreement and the other Financing Documents to which the Company is a party constitutes a valid and binding agreement of the Company enforceable in accordance with its terms.

     SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 1996 and the related consolidated statements of operations and retained earnings and of cash flows for the fiscal year then ended, all reported on by Coopers & Lybrand LLP, copies of which have been delivered to each of the Banks, fairly present, in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and retained earnings and cash flows for such fiscal year.

          (b) Since September 30, 1996 there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

          (c) The balance sheet of CODA as of September 30, 1996 and the related statements of operations and retained earnings and of cash flows for the fiscal year then ended, all reported on by Coopers & Lybrand LLP, copies of which have been delivered to each of the Banks, fairly present, in all material respects, in conformity with generally accepted accounting principles, the financial position of CODA as of such date and its results of operations and retained earnings and cash flows for such fiscal year.

          (d) Since September 30, 1996 there has been no material adverse change in the business, financial position or results of operations of CODA.

          SECTION 4.05. Litigation. Except as disclosed in the notes to the financial statements referred to in Section 4.04(a), there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of this Agreement or any other Financing Document.

          SECTION 4.06. ERISA. Neither the Company nor any member of its ERISA Group maintains or contributes to, or has within the previous six years (whether or not while a member of such Person's current ERISA Group) maintained or contributed to, or been required to maintain or been jointly and severally liable for contributions to, or has liability upon withdrawal from, any plan or arrangement subject to (i) the minimum funding standards of ERISA and the Internal Revenue Code, (ii) Part 3 of Subtitle B of Title I of ERISA or (iii) Title IV of ERISA.

          SECTION 4.07. Taxes. The Company and its Subsidiaries have filed all income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

          SECTION 4.08. Not an Investment Company. The Company is not an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.09. Full Disclosure. All written information heretofore furnished by the Company or on behalf of the Company by ACE Limited to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any of the other Financing Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Company or on behalf of the Company by ACE Limited to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee) the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or any of the other Financing Documents.

          SECTION 4.10. Compliance with Laws. The Company and each Subsidiary are in compliance, in all material respects, with all applicable laws, ordinances, rules, regulations, guidelines and other requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and any reserves required under generally accepted accounting principles with respect thereto have been established and except where any such failure could not reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.11. Lien. (a) Upon delivery of the Collateral to the Custodian as provided in the Pledge Agreement, the Company will have good and marketable title in and to the Collateral free and clear of all Liens (except the Lien created under the Financing Documents) and will hold such title and all of the Collateral in its own name and not in the name of any nominee or other Person, except that the Collateral described in clause (i) of the definition of "Eligible Securities" contained in Section 2(a) of the Pledge Agreement shall be held in the name of Citibank, N.A. for the account of the Company.

          (b) Upon delivery of the Collateral to the Custodian as provided in the Pledge Agreement, the Pledge Agreement will create in favor of the Administrative Agent for the benefit of the Banks a valid and enforceable first priority Lien on all of the Collateral, subject to the interest of the Custodian under the Financing Documents.

          (c) Upon delivery of the Collateral to the Custodian as provided in the Pledge Agreement, the Company will not have outstanding, nor will it be contractually bound to create, any Lien on or with respect to any of the Collateral, subject to the interest of the Custodian under the Financing Documents.

          (d) The Company is not subject to any agreement, judgment, injunction, order, decree or other instrument or any law or regulation which would prevent or otherwise interfere with the Company's obligations to deliver Collateral in the amounts, at the times and as otherwise provided in the Pledge Agreement, subject to the interest of the Custodian under the Financing Documents.


                                   ARTICLE 5
                                   COVENANTS

          The Company agrees that, so long as any Letter of Credit is in effect or any Letter of Credit Liability remains unpaid:

          SECTION 5.01.  Information.  The Company will deliver to each of the
Banks:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Required Banks by Coopers & Lybrand LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of ACE Limited, a consolidated balance sheet of ACE Limited and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of ACE Limited's fiscal year ended at the end of such quarter, setting forth in the case of such statements of operations and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of ACE Limited's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of ACE Limited;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.07 to 5.10, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (d) within five days after any executive officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (e) as soon as available and in any event within 20 days after submission, each statutory statement of the Company in the form submitted to The Insurance Division of the Office of Registrar of Companies of Bermuda.

          (f) promptly after any executive officer of the Company obtains knowledge thereof, (i) a copy of any notice from the Minister of Finance or the Registrar of Companies or any other Person of the revocation, the suspension or the placing of any restriction or condition on the registration as an insurer of the Company under the Bermuda Insurance Law or of the institution of any proceeding or investigation which could result in any such revocation, suspension or placing of such a restriction or condition, (ii) copies of any correspondence by, to or concerning the Company relating to an investigation conducted by the Minister of Finance, whether pursuant to Section 132 of the Bermuda Companies Law or otherwise and (iii) a copy of any notice of or requesting or otherwise relating to the winding up or any similar proceeding of or with respect to the Company; and

          (g) from time to time such additional information regarding the financial position, results of operations or business of the Company or any of its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request from time to time.

          SECTION 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

          SECTION 5.03. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Company will maintain, and will cause each Subsidiary to maintain, physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense. The Company will deliver to the Banks upon request of any Bank through the Administrative Agent from time to time, full information as to the insurance carried.

          SECTION 5.04. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary into the Company or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the existence of any Subsidiary if the Company in good faith determines that such termination is in the best interest of the Company and is not materially disadvantageous to the Banks.

          SECTION 5.05. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, guidelines and other requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and any reserves required under generally accepted accounting principles with respect thereto have been established and except where any such failure could not reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in accordance with generally accepted accounting principles in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

          SECTION 5.07. Leverage. Consolidated Debt will at no time exceed 35% of Consolidated Tangible Net Worth.

          SECTION 5.08. Subsidiary Debt. The Company will not permit any of its Subsidiaries to create, assume or suffer to exist any Debt, except (i) Debt under the Related Documents, (ii) Debt owing to the Company or a Wholly-Owned Consolidated Subsidiary, (iii) Debt of Tripar Partnership, a Bermuda general partnership, owing to other Subsidiaries or Debt of such other Subsidiaries owing to Tripar Partnership, (iv) Debt in respect of letters of credit issued in the ordinary course of business, (v) Debt created by exercise of overdraft privileges on a basis not more frequent than once each calendar month for not more than five Business Days in an amount not to exceed $50,000,000 in the aggregate at any one time, (vi) Debt in an amount not to exceed $70,000,000 incurred in connection with the development by the Company and/or any of its Subsidiaries of the "Bermudiana Site" in Hamilton, Bermuda and (vii) Debt not permitted by the foregoing clauses of this Section in an aggregate principal amount not to exceed $20,000,000 at any time outstanding.

         SECTION 5.09. Minimum Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than (i) $1,000,000,000 plus (ii) 25% of Consolidated Net Income for each fiscal year of the Company ended after December 31, 1997 and on or prior to such date of determination and for which such Consolidated Net Income is positive (but with no deduction on account of any fiscal year for which Consolidated Net Income is negative) plus (iii) 50% of the aggregate amount by which Consolidated Tangible Net Worth shall have been increased by reason of the issuance and sale after the Restatement Date and on or prior to such date of determination of any capital stock or the conversion or exchange of any Debt of the Company into or with capital stock of the Company consummated after the Restatement Date and on or prior to such date of determination.

     SECTION 5.10. Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $25,000,000;

     (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

     (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

     (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

     (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

     (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

     (g) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

     (h) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000;

     (i) Liens securing obligations in respect of letters of credit issued pursuant to any of the Related Documents; and

     (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 10% of Consolidated Tangible Net Worth.

     SECTION 5.11. Consolidations, Mergers and Sales of Assets. The Company will not (i) consolidate with or merge into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person; provided; that if both immediately before and after giving effect thereto no Default shall have occurred and be continuing, then the Company may merge with another Person so long as the Company is the surviving entity.

     SECTION 5.12. No Amendments. The Company shall not amend or waive, or utilize or rely on any waiver of, any provision of the Pledge Agreement, the Custodian Agreement or the Notice of Pledge without the written consent of the Administrative Agent and the Required Banks.

     SECTION 5.13. ERISA. Neither the Company nor any member of its ERISA Group will maintain or contribute to, or become obligated to maintain or become jointly and severally liable for contributions to, or have liability upon withdrawal from, any plan or arrangement subject to (i) the minimum funding standards of ERISA and the Internal Revenue Code, (ii) Part 3 of Subtitle B of Title I of ERISA or (iii) Title IV of ERISA.


                                   ARTICLE 6
                                   DEFAULTS

     SECTION 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

     (a) the Company shall fail (i) to pay when due any Reimbursement Obligation or (ii) to pay within five Business Days of the due date thereof any interest or fees or other amounts payable hereunder;

     (b) the Company shall fail to observe or perform any covenant (i) contained in Sections 5.07 through 5.12, inclusive, or (ii) relating to the delivery of the Collateral and the perfection of the first priority charge and security interest created therein contained in any other Financing Document;

     (c) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement or in any other Financing Document

(other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

     (d) any representation, warranty, certification or statement made by the Company in this Agreement or any other Financing Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Financing Document shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) the Company or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period or an Event of Default (as defined in any of the Related Documents) shall have occurred and be continuing;

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; or, without limiting the foregoing, any "Event of Default" (as defined in any of the other Related Documents) shall occur;

     (g) (i) any corporate action is taken authorizing the winding up, the liquidation, any arrangement or the taking of any other similar action of or with respect to the Company or authorizing any corporate action to be taken to facilitate any such winding up, liquidation, arrangement or other similar action or any petition shall be filed seeking the winding up, the liquidation, any arrangement or the taking of any other similar action of or with respect to the Company by the Registrar of Companies in Bermuda, one or more holders of insurance policies or reinsurance certificates issued by the Company or by any other Person or Persons or any petition shall be presented for the winding up of the Company to a court of Bermuda as provided under the Bermuda Companies Law and in either such case such petition shall remain undismissed and unstayed for a period of 60 days or any creditors' or members' voluntary winding up of the Company as provided under the Bermuda Companies Law shall be commenced or any receiver shall be appointed by a creditor of the Company or by a court of Bermuda on the application of a creditor of the Company as provided under any instrument giving rights for the appointment of a receiver;

     (ii) a proceeding shall be commenced by any Person seeking the rehabilitation, liquidation, dissolution or conservation of the assets of the Company or any substantial part thereof or any similar remedy and such proceedings shall remain undismissed and unstayed for a period of 60 days;

     (iii) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     (iv) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the United States federal bankruptcy laws as now or hereafter in effect;

     (h) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 45 days;

     (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of voting stock of ACE Limited; or, during any period of 12 consecutive calendar months, individuals who were directors of ACE Limited on the first day of such period shall cease to constitute a majority of the board of directors of ACE Limited; or the Company shall cease to be a Wholly-Owned Consolidated Subsidiary of ACE Limited;

     (j) any court or arbitrator or any governmental body, agency or official which has jurisdiction in the matter shall decide, rule or order that any provision of any of the Financing Documents is invalid or unenforceable in any material respect, or the Company shall so assert in writing;

     (k) the registration of the Company as an insurer shall be revoked, suspended or otherwise have restrictions or conditions placed upon it unless, in the case of the placing of any such restrictions or conditions, such restrictions or conditions could not have a material adverse effect on the interests of the Issuing Bank or the Administrative Agent or the Banks under the Financing Documents;

     (l) the Company shall fail to deliver Collateral at the times, in the amounts or as otherwise specified in the Financing Documents or the Lien created pursuant thereto on the Collateral shall at any time or for any reason cease to be a valid, enforceable or first priority Lien on any of the Collateral; or

     (m) the Company shall terminate, amend or waive, or utilize or rely on any waiver of, any provision of the Custodian Agreement or the Notice of Pledge without the written consent of the Administrative Agent and the Required Banks; then, and in every such event, the Administrative Agent may, and in the case of clauses (i), (ii) and (iv) below shall if requested by Banks having more than 50% of the aggregate amount of Letter of Credit Liabilities, (i) by notice to the Company terminate the Letter of Credit Commitment and it shall thereupon terminate, (ii) by notice to the Company declare, to the extent permitted by law, the Letter of Credit Liabilities to be and the same shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (iii) take all other actions at law or in equity permitted to be taken by it and (iv) by notice to the Company, require that the Company specifically perform, and the Company shall specifically perform, its obligations to deliver Collateral under the Pledge Agreement and its other obligations under the Financing Documents.

     SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE 7
                                  THE AGENTS

     SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Financing Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with all such powers as are reasonably incidental thereto.

     SECTION 7.02. Administrative Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement and each other Financing Document as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any affiliate of the Company as if it were not the Administrative Agent hereunder or thereunder.

     SECTION 7.03. Action by Administrative Agent. The obligations of the Administrative Agent under this Agreement and each other Financing Document are only those expressly set forth herein or therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Event of Default, except as expressly provided in Article VI.

     SECTION 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Company or the Custodian or both), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.05. Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith or with any other Financing Document (i) with the consent or at the request of the Required Banks (or such different number of Banks as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made hereunder or under any other Financing Document or in connection herewith or therewith including, without limitation, the authenticity or accuracy of any draft, certificate, statement or other item presented under a Letter of Credit, (ii) the performance or observance of any of the covenants or agreements of the Company, (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Administrative Agent, (iv) the validity, effectiveness or genuineness of this Agreement or any other Financing Document or any other instrument or other writing furnished in connection herewith or therewith or (v) the existence, validity, enforceability or priority of the Lien on the Collateral. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing

(which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     SECTION 7.06. Indemnification. (a) Each Bank shall, ratably in accordance with its Participation Percentage, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from any indemnitee's gross negligence or willful misconduct) that such indemnitees may suffer or incur in such capacity in connection with this Agreement or any other Financing Document or any action taken or omitted by such indemnitees hereunder or thereunder.

     (b) Without limiting the generality of the foregoing, each Bank shall, ratably and in accordance with its Participation Percentage, indemnify the Issuing Bank and its directors, officers, agents and employees (to the extent not reimbursed by the Company) against any costs, expense (including counsel fees and disbursements), claim, demand, action, loss or liability that each such indemnitee may suffer or incur and which results from any failure on the part of such Bank to pay to the Issuing Bank such Bank's ratable share of any drawing under any Letter of Credit in accordance with Section 2.03(b).

     SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall be reasonably acceptable to the Company. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative

Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     SECTION 7.09. Administrative Agent's Fee. The Company shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Administrative Agent.

     SECTION 7.10. Other Agents. Nothing contained in this Agreement shall be construed to impose any obligation or duty whatsoever on either Syndication Agent, on the Documentation Agent, on the Managing Agent or on any Co-Agent in its capacity as such an Agent.

                                   ARTICLE 8
                                 MISCELLANEOUS

     SECTION 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 10 days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

     SECTION 8.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege under this

Agreement or any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and the other Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 8.03. Expenses; Indemnification. (a) The Company shall pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of Davis Polk & Wardwell, special United States counsel for the Issuing Bank and the Agents and any special Bermuda counsel to the Administrative Agent or the Custodian, reasonably incurred in connection with the preparation of this Agreement and the other Financing Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Company agrees to indemnify the Administrative Agent and each Bank (including the Issuing Bank), their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be reasonably incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Financing Documents or any actual or proposed use of proceeds of any draft drawn under any Letter of Credit; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     SECTION 8.04. Sharing; Set-offs. (a) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of any Reimbursement Obligation owing to it which is greater than the proportion received by any other Bank in respect of the amount of any Reimbursement Obligation owing to such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Reimbursement Obligations owing to the other Banks, and such other adjustments shall be made, as may be required so that all such payments with respect to such Reimbursement Obligation owing to the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness hereunder. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements or the arrangements set forth in Section 2.02(a) or otherwise, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

     (b) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request specified by Section 6.01 to the Administrative Agent to exercise remedies pursuant to the provisions of Section 6.01, each Bank and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or such affiliate to or for the credit or the account of the Company against any and all of the obligations of the Company to such Bank now or hereafter existing under the Financing Documents, irrespective of whether such Bank shall have made any demand for payment thereof and although such obligations may be unmatured. Each Bank agrees promptly to notify the Company, after any such setoff and application; provided, however, that the failure to give notice shall not affect the validity of such setoff and application. The rights of each Bank and its affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Bank and its affiliates may have.

     SECTION 8.05. Amendments and Waivers. Any provision of this Agreement or the Letters of Credit or any provision of the other Financing Documents requiring the consent of the Administrative Agent and the Required Banks may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and (x) if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent and
(y) if any Letter of Credit is being amended or waived, by the beneficiary thereof); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Letter of Credit Commitment or subject any Bank to any additional obligation, (ii) reduce the amount of any Reimbursement Obligation or the default rate of interest payable thereon or the amount of any fees or other amounts payable hereunder, (iii) postpone the date fixed for any payment of any Reimbursement Obligation or of any interest or fees or other amounts payable hereunder or postpone the Termination Date of any Letter of Credit, (iv) release any Collateral furnished pursuant to the Pledge Agreement or otherwise, except as contemplated by the other Financing Documents, (v) change the definition of Eligible Securities or Minimum Collateral Amount specified in the Pledge Agreement, (vi) change the Participation Percentage, or the percentage of the aggregate unpaid principal amount of the Letter of Credit Liabilities, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or any other Financing Document or
(vii) amend this Section 8.05.

     SECTION 8.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "SUBPARTICIPANT") subparticipating interests in its rights and obligations under this Agreement. In the event of any such grant by a Bank of a subparticipating interest to a Subparticipant, whether or not upon notice to the Company and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a subparticipating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such subparticipation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii), (iv) or (v) of Section 8.05 without the consent of the Subparticipant. The Company agrees that each Subparticipant shall, to the extent provided in its subparticipation agreement and subject to subsection (e) below, be entitled to the benefits of Section 2.07 with respect to its subparticipating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a subparticipating interest granted in accordance with this subsection (b).

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial participation in the Related Documents of not less than $15,000,000, unless the Company shall otherwise consent or the assignment is for all of the rights and obligations of the transferor Bank) of all, of its rights and obligations under

Agreement and the other Financing Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit J hereto executed by such Assignee and such transferee Bank, with (and subject to) the subscribed consent of the Company, which shall not be unreasonably withheld, and the Issuing Bank, which may consent or not in its sole discretion; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent of the Company shall be required; and provided further that, unless the Company shall otherwise consent or the assignment is for all of the rights and obligations of the transferor Bank, the participation in the Related Documents of such transferor Bank after giving effect to such assignment (together with the participations of its affiliates) shall not be less than $15,000,000; and provided further that such assignment shall be accompanied by a ratably equivalent assignment of the rights and obligations of the transferor Bank (and its affiliates) under each of the other Related Documents. Upon the consummation of any assignment pursuant to this subsection
(c) and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank as set forth in any instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and the other Financing Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Sections 2.07 and 8.13 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 8.07. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 8.08. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 8.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement, together with the other Financing Documents, constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 8.10. Judicial Proceedings. (a) Consent to Jurisdiction. The Company irrevocably submits to the jurisdiction of any federal court sitting in New York City, and in the event that jurisdiction cannot be obtained or maintained in a federal court, to the jurisdiction of any New York State court sitting in New York City over any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and will be given effect in Bermuda to the fullest extent permitted by applicable law and may be enforced in any federal or New York State court sitting in New York City (or any other court to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment, provided that service of process is effected upon it in one of the manners specified herein or as otherwise permitted by law.

          (b) Appointment of Agent for Service of Process. The Company hereby irrevocably designates and appoints CT Corporation System having an office on the date hereof at 1633 Broadway, New York, New York 10019 as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City. The Company represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Administrative Agent. Said designation and appointment shall be irrevocable until each Reimbursement Obligation and each other amount payable hereunder shall have been paid in full in accordance with the provisions hereof. If such agent shall cease so to act, the Company covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Administrative Agent and to deliver promptly to the

Administrative Agent evidence in writing of such other agent's acceptance of such appointment.

          (c) Service of Process. The Company hereby consents to process being served in any suit, action or proceeding of the nature referred to in subsection
(a) above in any federal or New York State court sitting in New York City by service of process upon the agent of the Company for service of process appointed as provided in subsection (b) above; provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company at its address specified on the signature page hereof or to any other address of which the Company shall have given written notice to the Administrative Agent. The Company irrevocably waives, to the fullest extent permitted by law, all claims of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to the Company.

          (d) No Limitation on Service or Suit. Nothing in this Section 8.10 shall affect the right of the Administrative Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Administrative Agent or any Bank to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.

          SECTION 8.11. Judgment Currency. If, under any applicable law and whether pursuant to a judgment being made or registered against the Company or for any other reason, any payment under or in connection with this Agreement or any other Financing Document is made or satisfied in a currency (the "Other Currency") other than that in which the relevant payment is due (the "Required Currency"), then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "Payee") to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement, the Company shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, "rate of exchange" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

          SECTION 8.12. WAIVER OF JURY TRIAL. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          SECTION 8.13. Taxes. (a) For purposes of this Section 8.13, the following terms have the following meanings:

          "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings of any nature with respect to any payment by the Company pursuant to this Agreement or under any Financing Documents, and all liabilities with respect thereto, excluding in the case of each Bank and the Administrative Agent, taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located (all such excluded taxes being hereinafter referred to as "DOMESTIC TAXES").

          "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Financing Documents or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any Financing Documents.

          (b) Any and all payments by the Company to or for the account of any Bank or the Administrative Agent hereunder or under any Financing Documents shall be made without deduction for any Taxes or Other Taxes; provided that, if the Company shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 8.13) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions or withholdings, (iii) the Company shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Company shall furnish to the Administrative Agent, at its address referred to in Section 8.01, the original or a certified copy of a receipt evidencing payment thereof.

          (c) The Company agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.13), whether or not legally or correctly imposed, paid by such Bank or the Administrative Agent (as the case may be) in good faith and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. In addition, the Company agrees to indemnify each Bank and the Administrative Agent for all Domestic Taxes (calculated based on a hypothetical basis at the maximum marginal rate for a corporation) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto to the extent such Domestic Taxes result from the payment of or indemnification for Taxes, Other Taxes or Domestic Taxes pursuant to this
Section 8.13. This indemnification shall be paid within 15 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

          (d) Each Bank and the Administrative Agent shall, at the request of the Company, use reasonable efforts (consistent with applicable legal and regulatory restrictions) to file any certificate or document requested by the Company if the making of such a filing would avoid the need for or reduce the amounts payable to or for the account of such Bank or the Administrative Agent (as the case may be) pursuant to this Section 8.13 which may thereafter accrue and would not, in the sole judgment of such Bank or the Administrative Agent, require such Bank or the Administrative Agent to disclose any confidential or proprietary information or be otherwise disadvantageous to such Bank or the Administrative Agent.

          (e) Notwithstanding the foregoing, nothing in this Section 8.13 shall interfere with the rights of any Bank or the Administrative Agent, as the case may be, to conduct its fiscal or tax affairs in such manner as it deems fit.

          SECTION 8.14. Confidential Information. The Administrative Agent and each Bank agrees to keep any information delivered or made available by the Company pursuant to this Agreement confidential from anyone other than persons employed or retained by such Bank and its affiliates who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank or the Administrative Agent,
(b) subject to provisions substantially similar to those contained in this
Section 8.14, to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Bank prohibited by this Agreement,
(f) in connection with any litigation relating to the Related Documents to which the Administrative Agent, any Bank or its subsidiaries or Parent may be a party,
(g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Bank's or Administrative Agent's legal counsel and independent auditors and (i) subject to provisions substantially similar to those contained in this Section 8.14, to any actual or proposed Participant or Assignee. Notwithstanding the foregoing, this
Section 8.14 shall not apply to information that is or becomes publicly available, information that was available to a Bank on a non-confidential basis prior to its disclosure hereunder and information which becomes available to a Bank on a non-confidential basis from a source that is not, to such Bank's knowledge, subject to a confidentiality agreement with the Company.

     SECTION 8.15. References in Other Financing Documents. The parties hereto, comprising all parties to each of the other Financing Documents, agree that from and after the Restatement Date, all references in the other Financing Documents to the Original Agreement shall be deemed to refer to this Amended Agreement, as the same may be further amended from time to time in accordance with the provisions hereof and thereof, and all references therein to the Financing Documents (or any of them) shall be to the Financing Documents as defined herein.

     SECTION 8.16. Amendment to Pledge Agreement. The parties hereto, comprising all parties to the Pledge Agreement, agree that the Pledge Agreement is amended by deleting Section 21 thereof.

     SECTION 8.17. Substitution of Bank. If any Bank has demanded compensation under Section 2.07 or 8.13, the Borrower shall have the right, with the assistance of the Administrative Agent, to designate a substitute bank or banks (which may be one or more of the Banks) mutually satisfactory to the Borrower, the Administrative Agent (whose consent shall not be unreasonably withheld) and the issuing banks under the Related Documents to purchase for cash, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit I hereto, the outstanding loans of such Bank and assume the commitment and letter of credit liabilities of such Bank (and its affiliates) under each of the Related Documents, without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the principal amount of all of such Bank's outstanding loans and funded letter of credit liabilities plus any accrued but unpaid interest thereon and the accrued but unpaid fees in respect of such Bank's commitments and letter of credit liabilities plus such amount, if any, as would be payable pursuant to the funding loss indemnities in the Related Documents if the outstanding loans of such Bank were prepaid in their entirety on the date of consummation of such assignment.

     SECTION 8.18. Amendment to Custodian Agreement. The parties hereto, comprising all parties to the Custodian Agreement, agree that Section 27 of the Custodian Agreement is amended to read in its entirety as follows:

          This Agreement shall be governed by and construed in accordance with the laws of Bermuda and each of the parties hereto submit to the non-exclusive jurisdiction of the Bermuda courts;

          provided that matters relating to the perfection of a security interest in the Pledge Account and any assets held therein, the effect of perfection or non-perfection of such a security interest and the priority of such a security interest shall be governed by the substantive laws of the State of New York (not including conflict-of -law rules).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            A.C.E. INSURANCE COMPANY, LTD.


                                            By____________________________
                                               Title:
                                            The ACE Building
                                            30 Woodbourne Avenue
                                            Hamilton HM 08, Bermuda
                                            Telex number: 3543ACEILBA
                                            Facsimile number: (441) 295-5221

The Common Seal of A.C.E.
Insurance Company, Ltd. was
hereunto affixed in the presence
of:

Director

_______________________________

Director/Secretary

_______________________________

                                            MORGAN GUARANTY TRUST
                                              COMPANY OF NEW YORK


                                            By_________________________
                                              Title:


                                            MELLON BANK, N.A.


                                            By_________________________
                                              Title:


                                            Managing Agent

                                            CITIBANK, N.A.


                                            By_________________________
                                              Title:


                                            Co-Agents

                                            THE BANK OF NEW YORK


                                            By_________________________
                                              Title:


                                            THE BANK OF TOKYO-MITSUBISHI,
                                               LTD.

                                            By_________________________
                                              Title:


                                            BARCLAYS BANK PLC


                                            By_________________________
                                              Title:

                                            DEUTSCHE BANK AG, NEW YORK
                                                  AND/OR CAYMAN ISLANDS
                                                  BRANCH


                                            By_________________________
                                                 Title:


                                            By_________________________
                                                 Title:


                                            FLEET NATIONAL BANK


                                            By_________________________
                                                 Title:


                                            ING BANK, N.V.


                                            By_________________________
                                                 Title:


                                            By_________________________
                                                 Title:


                                            ROYAL BANK OF CANADA


                                            By_________________________
                                                 Title:


                                            Other Banks

                                            THE BANK OF BERMUDA, LTD.


                                            By_________________________
                                                 Title:

                                            BANQUE NATIONALE DE PARIS


                                            By_________________________________
                                                 Title:


                                            By:________________________________
                                                  Title:


                                            THE CHASE MANHATTAN BANK


                                            By_________________________________
                                                 Title:


                                            CREDIT LYONNAIS NEW YORK
                                                  BRANCH


                                            By_________________________________
                                                 Title:


                                            DRESDNER BANK A.G., NEW YORK
                                               BRANCH AND CAYMAN ISLANDS
                                               BRANCH


                                            By_________________________________
                                                 Title:


                                            By:________________________________
                                                  Title:


                                            THE FIRST NATIONAL BANK OF
                                                  CHICAGO


                                            By_________________________________
                                                 Title:

                                            STATE STREET BANK AND TRUST
                                                 COMPANY


                                            By_________________________________
                                                 Title:

                                            MORGAN GUARANTY TRUST
                                               COMPANY OF NEW YORK, as
                                               Issuing Bank and Administrative
                                               Agent


                                            By_________________________________
                                              Title
                                            60 Wall Street
                                            New York, New York 10260-0060
                                            Attention: Glenda Irving
                                            Telex number: 177615
                                            Facsimile number: 212-648-5249

                                                                   SCHEDULE I

                            PARTICIPATION OF BANKS


Banks                                                            Participation %
-----                                                            ---------------
Morgan Guaranty Trust Company of New York                        .096153846

Mellon Bank, N.A.                                                .096153846

Managing Agent

Citibank, N.A.                                                   .080769231

Co-Agents

The Bank of New York                                             .073076923

The Bank of Tokyo-Mitsubishi, Ltd.                               .073076923

Barclays Bank PLC                                                .073076923

Deutsche Bank AG, New York and/or
    Cayman Islands Branch                                        .073076923

Fleet National Bank                                              .073076923

ING Bank, N.V.                                                   .073076923

Royal Bank of Canada                                             .073076923

Other Banks

The Bank of Bermuda, Ltd.                                        .030769231

Banque Nationale de Paris                                        .030769231

The Chase Manhattan Bank                                         .030769231

Credit Lyonnais New York Branch                                  .030769231

Dresdner Bank A.G., New York and
    Cayman Islands Branch                                        .030769231

The First National Bank of Chicago                               .030769231

State Street Bank and Trust Company                              .030769231
                                                                 ----------
                                                                     100%
                                                                 ----------

                                                                       EXHIBIT A

                                        LETTERS OF CREDIT

------------------------------------------------------------------------------------------------------------------------------------

     Amount                   Termination Date                    Beneficiary                              Applicant
------------------------------------------------------------------------------------------------------------------------------------
  (pound)70,300,000
                             31 December 2002             Society and Council of Lloyd's               ACE Capital Limited
 (pound)149,300,000*                                      c/o Corporate Membership Unit
------------------------------------------------------------------------------------------------------------------------------------

     (pound)371,875
                             31 December 2002             Society and Council of Lloyd's             ACE Staff Corporate Member
     (pound)522,250*                                      c/o Corporate Membership Unit                      Limited

------------------------------------------------------------------------------------------------------------------------------------

     (pound)455,000**        31 December 2002             Society and Council of Lloyd's              ACE Capital II Limited

------------------------------------------------------------------------------------------------------------------------------------

   (pound)3,406,216          31 December 2002                  Council of Lloyd's                     ZIC Lloyd's Underwriting
                                                                                                             Limited
------------------------------------------------------------------------------------------------------------------------------------


       *   Increased amount effective January 1, 1998.
       **  Letter of Credit effective January 1, 1998.

                                                                       EXHIBIT E

                   FORM OF OPINION OF DAVIS POLK & WARDWELL



                                                           December 11, 1997


To the Banks and the Agent
Referred to Below
c/o Morgan Guaranty Trust Company
of New York, as Administrative Agent
60 Wall Street
New York, New York  10260-0060

Ladies and Gentlemen:

          We have participated in the preparation of (i) the Amended and Restated Reimbursement Agreement (the "Reimbursement Agreement") dated as of December 11, 1997 among A.C.E. Insurance Company, Ltd., a Bermuda limited liability company (the "Company"), the Banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Issuing Bank and as Administrative Agent (the "Administrative Agent") and (ii) the Pledge Agreement (the "Pledge Agreement") dated as of November 22, 1996 between the Company and the Administrative Agent, and have acted as special United States counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 3.01(f) of the Reimbursement Agreement. Terms defined in the Reimbursement Agreement are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing and subject to the qualifications set forth below, we are of the opinion that:

          1. The execution, delivery and performance by the Company of the Reimbursement Agreement and the Pledge Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

          2. The Reimbursement Agreement and the Pledge Agreement constitute valid and binding agreements of the Company, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          The foregoing opinion is qualified to the extent that certain of the remedies provided in the Reimbursement Agreement and the Pledge Agreement may be limited or rendered unenforceable under applicable law and judicial decisions, but such law and judicial decisions do not, we believe, make the remedies provided for therein inadequate for the practical realization of the benefits intended thereby.

          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion we have relied, with your consent and without independent investigation, as to all matters governed by the laws of Bermuda, upon the opinion of Conyers, Dill & Pearman, special legal counsel to the Company, dated the date hereof, a copy of which has been delivered to you pursuant to Section 3.01(d) of the Reimbursement Agreement.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                                                       Very truly yours,

                                                                     EXHIBIT G

                  FORM OF LETTER OF CREDIT EXTENSION REQUEST
                  ------------------------------------------

                                                            ___________, ____


Morgan Guaranty Trust Company
of New York, as Issuing Bank
c/o J. P. Morgan Services Inc.
P.O. Box 6071
Newark, DE  19714-9857
Attention: International Trade Services

Re: Amended and Restated Reimbursement Agreement dated as of December 11, 1997, as amended from time to time (the "Agreement"), among A.C.E. Insurance Company, Ltd. (the "Company"), the Banks listed therein and Morgan Guaranty Trust Company of New York, as Administrative Agent and Issuing Bank.

Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

           1. Pursuant to Section 2.02 of the Agreement, ___________________ (the "Applicant") hereby requests that the Issuing Bank extend a Letter of Credit in accordance with the information annexed hereto as Annex A hereto.

           2. The Company hereby certifies that on the date hereof and on the date of extension set forth in Annex A, in each case both before and after giving effect to the extension requested hereby:

              (a)   no Default has occurred and is continuing;

              (b) each of the representations and warranties of the Company contained in the Agreement and each other Financing Document is true on the date hereof, except representations and warranties which expressly refer to an earlier date in which case the same shall be true on and as of such earlier date;

              (c) after giving effect to the extension requested hereby, the aggregate amount of the Letter of Credit Liabilities will not exceed the Letter of Credit Commitment; and

               (d) the Letter of Credit requested hereby is being extended solely as security to support the Applicant's underwriting business at the Society and Corporation of Lloyd's provided in accordance with the requirements of the Society and Corporation of Lloyd's.

         IN WITNESS WHEREOF, the Applicant has caused this Certificate to be executed by its duly authorized officer as of the date and year first written above.


                                            [APPLICANT]


                                            By:___________________________
                                            Name:_________________________
                                            Title:________________________



                                            A.C.E. INSURANCE COMPANY, LTD.


                                            By:_____________________________
                                                 Name:

                                                 Title:

                                    Annex A

                         LETTER OF CREDIT INFORMATION


1.       Name of Beneficiary:

________________________________________________________________

2.       Letter of Credit Number:
________________________________________________________________
________________________________________________________________

3.       Maximum amount available under Letter of
Credit:  $___________.

4.       Effective Date of Extension:   January 1, _____.

5.       Extended Termination Date:     December 31, _____.

                                       3